Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Aethlon Medical, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	(1)	457(o)		$		$10,000,000.00	0.0001531	$1,531.00
Fees to be Paid	Equity	Common Stock Warrants	(2)	Other				0.00	0.0001531	0.00
Fees to be Paid	Equity	Common Stock Underlying Common Stock Warrants	(3)	457(o)				10,000,000.00	0.0001531	1,531.00
Fees to be Paid	Equity	Pre-Funded Warrants	(4)	Other				0.00	0.0001531	0.00
Fees to be Paid	Equity	Common Stock Underlying Pre- Funded Warrants	(5)	457(o)				0.00	0.0001531	0.00
Fees to be Paid	Equity	Placement Agent Warrants	(6)	Other				0.00	0.0001531	0.00
Fees to be Paid	Equity	Common Stock Underlying Placement Agent Warrants	(7)	Other				400,000.00	0.0001531	61.24
Fees to be Paid	Equity	Common Stock, underlying the Inducement Warrants held by the Selling Securityholder	(8)	Other	1,550,000		$1.14	$1,767,000.00	0.0001531	$270.47

Total Offering Amounts:								$22,167,000.00		3,393.71
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$3,393.71

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Offering Note(s)

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions. The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $10,000,000
(2)	No fee required pursuant to Rule 457(g) under the Securities Act.
(3)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions. Represents shares of common stock issuable upon exercise of the common stock warrants. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act and based on an assumed per-share exercise price for the common stock warrants of 100% of the combined public offering price of the common stock and common stock warrants; the proposed maximum aggregate offering price of the common stock and pre-funded warrants is $10,000,000. For each share of common stock issued in the offering, the Registrant will issue a common warrant to purchase one share of common stock.
(4)	No fee required pursuant to Rule 457(g) under the Securities Act. The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $10,000,000. The registrant may issue pre-funded warrants to purchase common shares in the offering. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus $0.0001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.0001 per share (subject to adjustment as provided.
(5)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions. Represents shares of common stock issuable upon exercise of the pre-funded warrants.
(6)	No fee required pursuant to Rule 457(g) under the Securities Act. Represents shares of common stock issuable upon exercise of the placement agent warrants.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The placement agent warrants are exercisable at a per share exercise price equal to 110% of the combined public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the placement agent which is equal to 4% of $10,000,000.
(8)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on August 18, 2025 ($1.14 per share of common stock). This calculation is in accordance with Rule 457(c) of the Securities Act.